Exhibit 21.1

Entity	Jurisdiction of Incorporation	D/B/A Jurisdiction
42-16 Partners, LLC	Delaware
345-30 Partners, LLC	Delaware
345-40 Partners, LLC	Delaware
345-50 Partners, LLC	Delaware
345-Lux Partners, S.a.r.l.	Luxembourg
643 Single Family Finco 2014, LLC	Delaware
Ambassador GBP Holdings, LLC	Delaware
Ambassador CAD Holdings, LLC	Delaware
Ambassador EUR Holdings, LLC	Delaware
Bellevue C2 Holding, LLC	Delaware
Bellevue Office Finco 2015, LLC	Delaware
Canada Office Portfolio Finco 2014, LLC	Delaware
Capital Trust RE CDO 2004-1 Corp.	Delaware
Capital Trust RE CDO 2004-1 Ltd.	Cayman Islands
Capital Trust RE CDO Depositor	Delaware
CNL Hotel JV, LLC	Delaware
CT CDO III Corp.	Delaware
CT CDO III Ltd.	Cayman Islands
CT Legacy Asset, LLC	Delaware
CT Legacy Cayman, Ltd.	Cayman Islands
CT Legacy Holdings, LLC	Delaware
CT Legacy JPM SPV, LLC	Delaware
CT Legacy Manager, LLC	Delaware
CT Legacy REIT Holdings, LLC	Delaware
CT Legacy Series 1 Note Issuer, LLC	Delaware
CT Legacy Series 2 Note Issuer, LLC	Delaware
CT Legacy LXR Holdings, LLC	Delaware
CT OPI GP, LLC	Delaware
CT Public Preferred Trust I	Maryland
CT Public Preferred Trust II	Maryland
CT Public Preferred Trust III	Maryland
CT RE CDO 2004-1 Sub, LLC	Delaware
CT XLC Holding, LLC	Delaware
CTOPI Carried Interest Holdings, LLC	Delaware
CTOPI Carried Interest CT Sub 1, LLC	Delaware
CTOPI Carried Interest CT Sub 2, LLC	Delaware
CTOPI Carried Interest CT Sub 3, LLC	Delaware
CTOPI Carried Interest CT Sub 4, LLC	Delaware
De Vere Resorts Finco 2014, LLC	Delaware
Husky Finco, LLC	Delaware
Husky CAD Finco, LLC	Delaware
Husky EUR Finco, LLC	Delaware
Husky UK Finco, LLC	Delaware
Parlex 1 Finance, LLC	Delaware
Parlex 2 Finance, LLC	Delaware
Parlex 2A Finco, LLC	Delaware
Parlex 3 Finance, LLC	Delaware
Parlex 4 Finance, LLC	Delaware

S-1

Blackstone Mortgage Trust, Inc.

Notes to Schedule IV

As of December 31, 2013

(in thousands)

Parlex 4 UK Finco, LLC	Delaware
Parlex 5 Finco, LLC	Delaware
Parlex 6 EUR Finco, LLC	Delaware
Parlex 6 Lux Finco, S.a.r.l.	Luxembourg
Parlex 6 UK Finco, LLC	Delaware
Parlex 7 Finco, LLC	Delaware
Parlex 8 UK Finco, LLC	Delaware
Parlex 9 Finco, LLC	Delaware
Q Hotels Finco 2014, LLC	Delaware
Tysons Corner Finance 2013, LLC	Delaware
Victor Holdings I, LLC	Delaware

S-2